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                                                                  Exhibit 10.28t

                              FOURTEENTH AMENDMENT

         THIS FOURTEENTH AMENDMENT (this "Amendment") is made and entered into as of December 31, 2002 (the "Effective Date"), by and among Atari, Inc. (formerly known as Infogrames, Inc.), a Delaware corporation (the "Borrower"), and Infogrames Entertainment S.A., a French corporation (the "Lender"). Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the IESA Credit Agreement (as defined below).

                              Statement of Purpose

         WHEREAS, the Borrower is a party to the Credit Agreement dated as of September 11, 1998 (as heretofore amended, restated, supplemented or otherwise modified, the "IESA Credit Agreement"), by and between the Borrower and the Lender, as administrative agent (the "Administrative Agent") and as sole lender.

         WHEREAS, on November 12, 2002, the Borrower entered into the Credit Agreement (the "GECC Credit Agreement") with General Electric Capital Corporation ("GECC"), as administrative agent and lender, and certain other parties thereto, and GECC extended a $50 million senior credit facility to the Borrower for a term of thirty months. Simultaneously with the execution of the GECC Credit Agreement, the Borrower, the Lender and GECC executed the Subordination and Intercreditor Agreement (the "Subordination Agreement"), whereby all loans made under the IESA Credit Agreement will be subordinated to, and extended until the termination of, the GECC Credit Agreement.

         WHEREAS, the Lender acknowledges that, during the term of the GECC Credit Agreement, payments which the Borrower can make to the Lender are restricted under the Subordination Agreement.

         WHEREAS, for avoidance of any doubt, the Borrower has requested the Lender to explicit waive certain covenants contained in the IESA Credit Agreement until April 1, 2004 as set forth more fully below and subject to the terms and conditions hereof and the Lender is willing to agree to such requested waivers.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.     AMENDMENT.

         1.1. Amendment to Section 2.6 (Termination of Credit Facility). Section
2.6 of the IESA Credit Agreement is hereby amended by deleting the reference to "December 31, 2002" contained in said Section and by substituting therefore a reference to "April 1, 2004."

         SECTION 2.     WAIVERS.

         2.1. Waiver of Article VII (Financial Information and Notices). Effective as of the Effective Date, the Lender and the Administrative Agent hereby waive any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Sections 7.1(d), 7.1(e), 7.1(f) and 7.2(b) of the IESA Credit Agreement for the period from the Effective Date until April 1, 2004.


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         2.2. Waiver of Section 9.1 (EBITDA). Effective as of the Effective
Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.1 of the IESA Credit Agreement for the period through April 1, 2004.

         2.3. Waiver of Section 9.2 (Capital Expenditure). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section 9.2 of the IESA Credit Agreement for the period through April 1, 2004.

         2.4. Waiver of Section 10.9 (Certain Accounting Changes). Effective as of the Effective Date, the Lender hereby waives any Default or Event of Default that may arise by reason of the failure of the Borrower to comply with Section
10.9 of the IESA Credit Agreement for the period through April 1, 2004.

         SECTION 3.     MISCELLANEOUS.

         3.1. Representations and Warranties; No Default. (a) After giving effect to this Amendment, the Borrower hereby represents and warrants that (i) all representations and warranties contained in the IESA Credit Agreement and the other Loan Documents are true and correct on and as of the Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default of Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

         (b) The Borrower hereby further represents and warrants that it is truly and justly indebted to the Administrative Agent and the Lender in respect of the Obligations, without defense, counterclaim or offset of any kind.

         3.2. Continuing Effect; No Other Amendments or Waivers. Except as expressly amended pursuant to this Amendment, and as further amended by the Subordination Agreement, the IESA Credit Agreement is and shall continue to be in full force and effect in accordance with its terms, and this Amendment shall not constitute the Lender's consent or indicate their willingness to consent to any other amendment, modification or waiver of the IESA Credit Agreement or the other Loan Documents, including, without limitation, any amendment, modification or waiver of any Section amended or waived pursuant to this Amendment for any other date or time period or in connection with any other transaction.

         3.3. Integration. This Amendment represents the agreement of the Borrower, the Administrative Agent and the Lender with respect to the subject matter hereof, and there are no promises, undertaking, representations or warranties by the Borrower, the Administrative Agent and the Lender relative to the subject matter hereof not expressly set forth or referred to herein, or in the IESA Credit Agreement, as amended through the date hereof.

         3.4. Counterparts. This Amendment may be executed by the parties hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         3.5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES REGARDING CONFLICT LAW.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their representative duly authorized officers as of the date first above written.


                                          ATARI, INC.



                                          By:
                                              ----------------------------------
                                              Name: David Fremed
                                              Title: Senior Vice President and
                                                     Chief Financial Officer




                                          INFOGRAMES ENTERTAINMENT S.A.,
                                          as Administrative Agent and Lender



                                          By:
                                              ----------------------------------
                                              Name: Bruno Bonnell
                                              Title: Chairman and Chief
                                                     Executive Officer






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